Exhibit 99.1

News Release
For Immediate Release

Contact:
Jerry L. Ocheltree
President and CEO
Carolina Trust BancShares, Inc.
(704) 735-1104

Carolina Trust BancShares, Inc. Reports 4th Quarter 2018 Results

➢	$0.13 Net Income Per Diluted Share for the fourth quarter of 2018 as compared to ($0.08) Net Loss Per Diluted Share in the fourth quarter of 2017
➢
Adjusted Net Income Per Diluted Share excluding merger costs in 2018 and a deferred tax revaluation in 2017 was $0.16 for the fourth quarter of 2018 as compared to $0.12 for the fourth quarter of 2017 (a non-GAAP measure)

LINCOLNTON, N.C., January 29, 2019 (GLOBE NEWSWIRE) - Carolina Trust BancShares, Inc. (the “Company”) (NASDAQ - CART) reports its financial results today for the most recently completed fiscal quarter.  In the quarter that ended December 31, 2018 (“4Q18”), the Company’s net income was $946,000 or $0.13 per diluted share as compared to a net loss of ($354,000) or ($0.08) per diluted share in the quarter ended December 31, 2017 (“4Q17”), an increase of $1,300,000 or $0.21 per diluted share.  The diluted average common shares outstanding increased to 7.2 million shares in 4Q18 from 4.8 million shares in 4Q17 following the completion of the Company’s stock offering in the second quarter of 2018.

On June 15, 2018 the Company announced that it had entered into a merger agreement to acquire Clover Community Bankshares, Inc. (“Clover”) and its subsidiary bank, Clover Community Bank.  Regulators and shareholders approved the merger during the fourth quarter of 2018 and the merger was consummated on January 1, 2019.  During 4Q18 the Company incurred $264,000 in merger expenses.  If the merger expenses, net of tax, were excluded, net income for 4Q18 would have been $1,169,000 or $0.16 per diluted share which is a non-GAAP (Generally Accepted Accounting Principles) measurement.  Please refer to “Note Regarding Use of Non-GAAP Financial Measures” and the non-GAAP reconciliation tables below for additional information.

The table below summarizes the key components of net income for 4Q18 and 4Q17.

$ in thousands	For the 3 months ended
	December 31, 2018	December 31, 2017	Increase (Decrease)	% Change
Interest income	$5,645	$4,672	$973	21%
Interest expense	1,233	916	317	35%
Net interest income	4,412	3,756	656	17%
Provision for (recovery of) loan loss	(9)	149	(158)	NM
Noninterest income	186	301	(115)	(38%)
Noninterest expense	3,357	3,036	321	11%
Pre-tax income	1,250	872	378	43%
Income tax expense	304	1,226	(922)	(75%)
Net income (loss)	$946	$(354)	$1,300	NM
Non-GAAP measurements:

Net income (loss)	$946	$(354)
+ Income tax expense	304	1,226
+ Provision for (recovery of) loan loss	(9)	149
= Pre-tax pre-provision income	$1,241	$1,021	$220	22%

Net income (loss)	$946	$(354)
+ Merger expenses, net of tax	223	-0-
+ Income tax charge for deferred tax revaluation attributed to the Tax Cuts and Jobs Act	-0-	936
= Adjusted net income (excludes merger expenses and deferred tax revaluation)	$1,169	$582	$587	101%

Return on assets	0.80%	(0.35%)	1.15%
Pre-tax pre-provision return on assets [1]	1.05%	1.00%	0.05%
Return on equity	7.54%	(4.68%)	12.22%
Net interest margin	3.94%	3.91%	0.03%
Efficiency ratio *	73%	75%	(2%)
Average assets	$469,480	$406,191	$63,289	16%
Average loans	386,970	344,246	42,724	12%
Average deposits	390,220	342,281	47,939	14%
Average equity **	49,748	30,063	19,685	65%

1Note: Pre-tax pre-provision return on assets is a non-GAAP measure.  A reconciliation to GAAP is included at the end of this release.
*Note:  Efficiency ratio = Noninterest expense / (Net interest income + Noninterest income)
**Note:  Stock offering completed in April 2018 added $18.4 million to equity

Comparing 4Q18 with 4Q17, the $378,000 (+43%) increase in pre-tax income was due mostly to increases in net interest income of $656,000 (+17%) and a decrease in provision for loan losses of $158,000 (i.e. difference between a $9,000 recovery in 4Q18 as compared to a $149,000 provision in 4Q17).  These favorable comparisons were offset partially by a decrease in noninterest income of $115,000 (-38%) and an increase in noninterest expense of $321,000 (+11%).  Income tax expense decreased by $922,000 (-75%), primarily due to a 4Q17 income tax charge of $936,000 for a deferred tax revaluation attributed to the Tax Cuts and Jobs Act of 2017.  Income tax expense also decreased as a percentage of pre-tax income due to the Company’s statutory federal tax rate decreasing from 34% in 2017 to 21% in 2018.

Net interest income increased from $3,756,000 in 4Q17 to $4,412,000 in 4Q18, primarily due to loan growth that was funded by deposit growth.  Average loans increased by $43 million, or 12%, from 4Q17 to 4Q18.  The Mooresville and Hickory offices and the Salisbury loan production office combined to contribute $39 million of the growth, followed by the Denver and Forest City offices with growth totaling $8 million.  Conversely, the average loans in the Lincolnton-Main and Vale offices decreased by $6 million from 4Q17 to 4Q18.  The offices with the highest average loan balances in 4Q18 were Gastonia ($82 million), Mooresville ($76 million), Hickory ($69 million), and Lincolnton Main ($68 million).

The net interest margin increased by 3 basis points from 3.91% in 4Q17 to 3.94% in 4Q18.  The margin increase was attributed to the 29 basis point increase in loan yield from 5.12% in 4Q17 to 5.41% in 4Q18 and to the investment of proceeds from the stock offering in April 2018.  The yield on earning assets increased by 18 basis points from 4.87% in 4Q17 to 5.05% in 4Q18.  Comparatively, the cost of funds, including deposits, borrowings and holding company debt, increased by 20 basis points from 0.98% in 4Q17 to 1.18% in 4Q18.  The improvement in the yield on earning assets and the net interest margin was softened by the shift in the earning asset mix, as the ratio of average loans to average earning assets declined from 90% in 4Q17 to 87% in 4Q18.  The additional liquidity maintained in interest earning cash and securities resulted in an increase of its share of earning assets from 10% to 13% for the same periods.  Loan yields were positively impacted by prime rate increases of 25 basis points each in December 2017, March 2018, June 2018, September 2018, and December 2018.

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In a linked quarter comparison, net interest margin improved by 12 basis points from 3.82% in 3Q18 to 3.94% in 4Q18.  The earning asset yield grew by 18 basis points as compared to the cost of funds that increased by only 6 basis points.  The earning asset yield increase from 3Q18 to 4Q18 was attributable to the loan yield growing by 9 basis points, to loans comprising a higher percentage of average earning assets in 4Q18, and to the investment yield increasing by 11 basis points.

Noninterest income decreased by $115,000 from $301,000 in 4Q17 to $186,000 in 4Q18.  The decrease was due to an unrealized loss on equity securities of $133,000 in 4Q18 as compared to $0 in 4Q17, which was partially offset by net interchange fee income which increased by $21,000 (+49%) in 4Q18 as compared to 4Q17.  Under GAAP, beginning in 2018, changes in fair value of equity securities are required to be recognized in income.  Previously, changes in values were recognized through accumulated other comprehensive income in the equity section of the balance sheet.  For the year 2018, the unrealized loss on equity securities was only $10,000, due to appreciation during the first nine months of 2018.  Growth in noninterest bearing deposit accounts and debit card usage resulted in additional interchange fee income.

Noninterest expense increased by $321,000 (+11%), from $3,036,000 in 4Q17 to $3,357,000 in 4Q18.  The largest increase was merger expense for the acquisition of Clover, which totaled $264,000 in 4Q18 as compared to $0 in 4Q17.  There were smaller increases in salaries and benefits, up $49,000 (+3%), in foreclosed asset expense, up $46,000 (up from a negative $2,000 in 4Q17), and shareholder expenses, up $42,000 (+124%).  The increases to salaries and benefits were attributed to normal annual wage increases, to three additional employees in 2018, and to accruals for new supplemental executive retirement plan agreements that were effective in September 2018.  Foreclosed asset expenses in 4Q18 were primarily due to a $37,500 write down of a restaurant/grocery property based a recent appraisal.  The negative foreclosed asset expense in 4Q17 was attributed to an $8,000 credit to property tax accruals that were adjusted to year end actual amounts.  Shareholder expenses were higher in 4Q18 due to expenses associated with shareholder communications and SEC filings.

Comparison of Financial Condition at December 31, 2018 with September 30, 2018.

Assets increased by $9.9 million (+2%) from September 30, 2018 to December 31, 2018, as funding from deposits increased by $8.7 million (+2%) and shareholders’ equity grew by $1.3 million (+3%).  The asset growth was concentrated in loans, up $12.5 million (+3%).  Investment securities increased by $2.0 million (+7%), and cash and due from banks increased $1.9 million (+21%).  Interest-earning deposits with banks decreased by $5.4 million (-20%) and foreclosed assets decreased by $0.6 million (-35%) following the sale of a residential property during 4Q18.  Owner occupied commercial real estate loans grew by $6.0 million (+6%) on a linked quarter basis.  Other increases included commercial and industrial loans, up $2.7 million (+6%); multifamily real estate loans, up $2.4 million (+15%); non-owner occupied commercial real estate, up $2.3 million (+2%); and first lien residential mortgages, up $2.2 million (+4%).  Commercial acquisition, development, construction and land loans decreased by $2.5 million (-11%) from September 30, 2018 to December 31, 2018.

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The increase in deposits from the linked quarter was concentrated in money market deposits, up $17.2 million (+22%), followed by interest bearing checking accounts, up $2.2 million (+5%).  These increases were partially offset by decreases in time deposits, noninterest earning demand deposits, and savings accounts.  A $2.3 million decrease in brokered time deposits accounted for over half the $4.2 million decrease in time deposits.

Management established 2018 goals for increasing balances for each deposit category in every branch.  The Company continues to emphasize the importance of borrowers maintaining meaningful deposit balances.  Although noninterest bearing deposits declined during the quarter by $5.7 million (-8%), there was an increase of $11.9 million (+24%) as compared to December 31, 2017.  Seven of the Bank’s nine full service offices increased noninterest bearing deposits over the twelve month period.  Management added a cash management specialist to the staff in 2018 and has customized deposit products to meet the needs of its business, commercial, and public sector customers in an effort to strengthen core deposits.

With the exception of the increase in foreclosed asset expense discussed previously, asset quality measurements continued to improve during the fourth quarter of 2018.  The ratio of non-performing assets to total assets was 0.46% on December 31, 2018 as compared to 0.61% on September 30, 2018, as there were decreases in both nonperforming loans and foreclosed properties.  In 4Q18, the Company’s annualized ratio of net charge-offs (net recoveries) to average assets was (0.06%) as compared to (0.01%) for 3Q18.  The ratio of the allowance for loan loss to total loans decreased to 1.01% at December 31, 2018 as compared to 1.03% at September 30, 2018.  The ratio of the general allowance for non-impaired loans to total non-impaired loans decreased by 2 basis points from 0.98% at September 30, 2018 as compared to 0.96% at December 31, 2018.  The specific allowance for impaired loans increased by $12,000 during the fourth quarter of 2018.

Regulatory capital ratios for the Company’s wholly owned subsidiary, Carolina Trust Bank, increased slightly from September 30, 2018 to December 31, 2018 as 4Q18 earnings resulted in regulatory capital growing at a higher rate than the growth rate of risk-weighted assets.  The Bank’s total risk-based capital ratio at December 31, 2018 was 13.21%, a 2 basis point increase from 13.19% at September 30, 2018.

About Carolina Trust BancShares, Inc.
Carolina Trust BancShares, Inc. is a bank holding company and the parent company of Carolina Trust Bank.  Carolina Trust Bank is a full service, state-chartered bank headquartered in Lincolnton, N.C.  The bank operates in nine full service offices and one loan production office in the Piedmont and Mountain Regions of North Carolina to the north and west of Charlotte, NC.  The bank also operates in two full service offices in the Piedmont Region of South Carolina to the west of Charlotte, NC.

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Caution Regarding Forward-Looking Statements: This news release contains forward-looking statements. Words such as “anticipates,” “ believes,” “estimates,” “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management’s current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference in actual results and outcomes include, among others: the impact of changes in tax law and regulations, including the Tax Cuts and Jobs Act of 2017; changes in the national and local economies or market conditions; changes in interest rates, deposit flows, loan demand and asset quality, including real estate and other collateral values; changes in banking regulations and accounting principles, policies or guidelines; the impact of competition from traditional or new sources; and the impact of acquisitions, including the risks that (1) the business related to acquisitions may not be integrated successfully or such integration may take longer to accomplish than expected; (2) the expected cost savings and any revenue synergies from acquisitions may not be fully realized within expected timeframes; and (3) disruption from acquisitions may make it more difficult to maintain relationships with clients, associates, or suppliers. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. The Company undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

Note Regarding Use of Non-GAAP Financial Measures:  This news release presents certain non-GAAP financial measures including, without limitation, adjusted net income, adjusted net income per share, and tangible book value per share.  Non-GAAP financial measures include numerical measures of a company’s historical financial performance, financial position, or cash flows that exclude (or include) amounts, or that are subject to adjustments that have the effect of excluding (or including) amounts, that are included (or, as applicable, excluded) in the most directly comparable measures calculated and presented in accordance with GAAP.  The Company has presented the adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures where applicable.  The Company considers these adjustments to the GAAP financial measures to be relevant to ongoing operating results.  The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for the period-to-period comparisons, which will assist investors and analysts in analyzing the operating results or financial position of the Company.  The non-GAAP financial measures are used by management to assess the performance of the Company’s business, including for presentations of Company performance to investors.  The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management.  Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited.  Although non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.  Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included with this release.

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Carolina Trust BancShares, Inc.
Selected Financial Highlights
Dollars in thousands

	Unaudited	Unaudited	Unaudited	Unaudited	(a)
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17
Balance Sheet Data:
Total Assets	$475,104	$465,171	$470,854	$446,610	$406,618
Total Loans	393,282	380,746	374,026	367,039	348,679
Allowance for Loan Loss	3,978	3,925	3,844	3,780	3,599
Total Deposits	395,149	386,497	393,279	372,902	340,653
Total Shareholders’ Equity	50,261	48,954	48,201	29,379	29,119

(a)	Note: Unless otherwise noted, all financial information presented in the accompanying tables as of and for the year ending December 31, 2017, is derived from audited financial statements.

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Carolina Trust BancShares, Inc.
Comparative Income Statements
For the Three Months Ended
Dollars in thousands, except share and per share data

	Unaudited 12/31/18	Unaudited 12/31/17	Variance $	Variance %
Income and Per Share Data:
Interest Income	$5,645	$4,672	$973	21%
Interest Expense	1,233	916	317	35%
Net Interest Income	4,412	3,756	656	17%
Provision for (Recovery of) Loan Loss	(9)	149	(158)	NM
Net Interest Income After Provision	4,421	3,607	814	23%
Non-interest Income	186	301	(115)	(38%)
Non-interest Expense, Excluding Merger Expenses	3,093	3,036	57	2%
Merger Expenses	264	-0-	264	NM
Income Before Taxes	1,250	872	378	43%
Income Tax Expense	304	1,226	(922)	76%
Net Income (Loss) Available to Common Shareholders	$946	$(354)	$1,300	NM

Net Income (Loss) Per Common Share:
Basic	$0.13	$(0.08)
Diluted	$0.13	$(0.08)
Average Common Shares Outstanding:
Basic	7,156,987	4,657,304
Diluted	7,239,698	4,752,961

Non-GAAP Measure
Adjusted Net Income (Excludes Merger Expenses and Tax Charge for Deferred Tax Asset (“DTA”) Revaluation):

Income Before Taxes	$1,250	$872	$378	43%
Add: Merger Expenses, Before Income Tax Benefit	264	-0-	264	NM
Adjusted Income Before Taxes	1,514	872	642	74%
Less: Income Tax Expense	304	1,226	(922)	NM
Less: Income Tax Benefit from Merger Expenses	41	-0-	41	NM
Add: Income Tax Charge for DTA Revaluation	-0-	(936)	936	NM
Adjusted Net Income Available to Common Shareholders	$1,169	$582	$587	101%

Adjusted Net Income Per Common Share:
Basic	$0.16	$0.12
Diluted	$0.16	$0.12
Average Common Shares Outstanding:
Basic	7,156,987	4,657,304
Diluted	7,239,698	4,752,961

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Carolina Trust BancShares, Inc.
Comparative Income Statements
For the Year Ended
Dollars in thousands, except share and per share data

	Unaudited 12/31/18	(a) 12/31/17	Variance $	Variance %
Income and Per Share Data:
Interest Income	$21,089	$17,449	$3,640	21%
Interest Expense	4,624	3,479	1,145	33%
Net Interest Income	16,465	13,970	2,495	18%
Provision for Loan Loss	406	704	(298)	(42%)
Net Interest Income After Provision	16,059	13,266	2,793	21%
Non-interest Income	1,256	1,033	223	22%
Non-interest Expense, Excluding Merger Expenses	12,656	12,301	355	3%
Merger Expenses	744	-0-	744	NM
Income Before Taxes	3,915	1,998	1,917	96%
Income Tax Expense	963	1,594	(631)	(40%)
Net Income Available to Common Shareholders	$2,952	$404	$2,548	631%

Net Income Per Common Share:
Basic	$0.46	$0.09
Diluted	$0.46	$0.09
Average Common Shares Outstanding:
Basic	6,380,227	4,655,369
Diluted	6,470,939	4,737,874

Non-GAAP Measure
Adjusted Net Income (Excludes Merger Expenses and Tax Charge for DTA Revaluation):

Income Before Taxes	$3,915	$1,998	$1,917	96%
Add: Merger Expenses, Before Income Tax Benefit	744	-0-	744	NM
Adjusted Income Before Taxes	4,659	1,998	2,661	133%
Less: Income Tax Expense	963	1,594	(631)	(40%)
Less: Income Tax Benefit from Merger Expenses	97	-0-	97	NM
Add: Income Tax Charge for DTA Revaluation	-0-	936	(936)	NM
Adjusted Net Income Available to Common Shareholders	$3,599	$1,340	$2,259	169%

Adjusted Net Income Per Common Share:
Basic	$0.56	$0.29
Diluted	$0.56	$0.28
Average Common Shares Outstanding:
Basic	6,380,227	4,655,369
Diluted	6,470,939	4,737,874

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Carolina Trust BancShares, Inc.
Quarterly Income Statement
Dollars in thousands, except share and per share data

	For the three months ended:

Income and Per Share Data:	Unaudited 12/31/18	Unaudited 9/30/18	Unaudited 6/30/18	Unaudited 3/31/18	Unaudited 12/31/17
Interest Income	$5,645	$5,419	$5,198	$4,827	$4,672
Interest Expense	1,233	1,176	1,155	1,060	916
Net Interest Income	4,412	4,243	4,043	3,767	3,756
Provision for (Recovery of) Loan Loss	(9)	75	88	252	149
Net Interest Income After Provision	4,421	4,168	3,955	3,515	3,607
Non-interest Income	186	374	366	330	301
Non-interest Expense, Excluding Merger Expenses	3,093	3,170	3,297	3,096	3,036
Merger Expenses	264	157	323	-0-	-0-
Income Before Taxes	1,250	1,215	701	749	872
Income Tax Expense	304	300	191	168	1,226
Net Income (Loss) Available to Common Shareholders	$946	$915	$510	$581	$(354)

Net Income (Loss) Per Common Share:
Basic	$0.13	$0.13	$0.08	$0.12	$(0.08)
Diluted	$0.13	$0.13	$0.08	$0.12	$(0.08)
Average Common Shares Outstanding:
Basic	7,156,987	7,156,987	6,583,719	4,660,325	4,657,304
Diluted	7,239,698	7,243,875	6,598,542	4,764,274	4,752,961

Non-GAAP Measure
Adjusted Net Income (Excludes Merger Expenses and Tax Charge for DTA Revaluation):

Income Before Taxes	$1,250	$1,215	$701	$749	$872
Add: Merger Expenses, Before Income Tax Benefit	264	157	323	-0-	-0-
Adjusted Income Before Taxes	1,514	1,372	1,024	749	872
Less: Income Tax Expense	304	300	191	168	1,226
Less: Income Tax Benefit from Merger Expenses	41	15	41	-0-	-0-
Add: Tax Charge for DTA Revaluation	-0-	-0-	-0-	-0-	936
Adjusted Net Income Available to Common Shareholders	$1,169	$1,057	$792	$581	$582

Adjusted Net Income Per Common Share:
Basic	$0.16	$0.15	$0.12	$0.12	$0.12
Diluted	$0.16	$0.15	$0.12	$0.12	$0.12
Average Common Shares Outstanding:
Basic	7,156,987	7,156,987	6,583,719	4,660,325	4,657,304
Diluted	7,239,698	7,243,875	6,598,542	4,764,274	4,752,961

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Carolina Trust BancShares, Inc.
Selected Financial Highlights
Dollars in thousands, except share and per share data

	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17
Capital Ratios:
Common equity tier 1 capital ratio [1]	12.24%	12.21%	12.16%	10.43%	10.10%
Tier 1 capital ratio [1]	12.24%	12.21%	12.16%	10.43%	10.10%
Total capital ratio [1]	13.21%	13.19%	13.14%	11.41%	11.08%
Tier 1 leverage ratio [1]	10.75%	10.56%	10.45%	9.49%	9.22%

Tangible Common Equity (*)	$50,221	$48,907	$48,145	$29,315	$29,046
Common Shares Outstanding	7,156,987	7,156,987	7,156,987	4,660,987	4,657,880
Book Value per Common Share	$7.02	$6.84	$6.73	$6.30	$6.25
Tangible Book Value per Common Share (*)	$7.02	$6.83	$6.73	$6.29	$6.24
Performance Ratios for the Three Months Ended (annualized):
Return on Average Assets	0.80%[2]	0.78%[3]	0.44%[4]	0.55%	(0.35%)[5]
Return on Average Common Equity	7.54%[2]	7.42%[3]	4.69%[4]	8.00%	(4.71%)[5]
Net Interest Margin	3.94%	3.82%	3.76%	3.79%	3.91%

Asset Quality:
Delinquent Loans (30-89 days accruing interest)	$459	$754	$957	$430	$649

Delinquent Loans (90 days or more and accruing)	5	-0-	25	-0-	82
Non-accrual Loans	1,046	1,057	1,080	1,125	2,664
OREO and Repossessed property	1,157	1,782	1,971	2,215	789
Total Nonperforming Assets	$2,208	$2,839	$3,076	$3,340	$3,453

Restructured Loans	$3,856	$3,925	$4,006	$4,096	$4,163
Nonperforming Assets / Total Assets	0.46%	0.61%	0.65%	0.75%	0.87%
Nonperforming Assets / Equity & Allowance for Loan Loss	4.07%	5.37%	5.91%	10.07%	10.75%
Allowance for Loan Loss / Nonperforming Assets	180.14%	138.29%	124.94%	113.15%	101.80%
Allowance for Loan Loss / Total Loans	1.01%	1.03%	1.03%	1.03%	1.03%
Net Loan Charge-offs (Recoveries)	$(62)	$(6)	$23	$71	$(26)
Net Loan Charge-offs (Recoveries) /Average Loans (annualized)	(0.06%)	(0.01%)	0.03%	0.08%	(0.03%)
Note: Financial information is unaudited.

1  Note:  Capital ratios are presented for Carolina Trust Bank which reports these ratios to the Federal Financial Institutions Examination Council on form FFIEC 051.
2  Note:  For the three months ended December 31, 2018, excluding merger expenses, net of tax, would result in an ROA of 0.99% and an ROE of 9.32%.
3  Note:  For the three months ended September 30, 2018, excluding merger expenses, net of tax, would result in an ROA of 0.90% and an ROE of 8.57%.
4  Note:  For the three months ended June 30, 2018, excluding merger expenses, net of tax, would result in an ROA of 0.69% and an ROE of 7.29%.
5  Note:  For the three months ended December 31, 2017, excluding the impact of the deferred tax asset revaluation from the Tax Cuts and Jobs Act would result in ROA of 0.57% and an ROE of 7.68%.
(*) Note

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Reconciliation of GAAP to non-GAAP:	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17
Shareholders’ equity (GAAP)	$50,261	$48,954	$48,201	$29,379	$29,119
Less: Core deposit intangible	40	47	56	64	73
Tangible Common Equity (non-GAAP)	50,221	48,907	48,145	29,315	29,046
Common Shares Outstanding	7,156,987	7,156,987	7,156,987	4,660,987	4,657,880
Tangible Book Value per Common Share (non-GAAP)	$7.02	$6.83	$6.73	$6.29	$6.24

1 Note from Page 2     Pre-tax pre-provision return on assets
Dollars in Thousands

Reconciliation of GAAP to non-GAAP:	4Q18	4Q17
Net income (loss)	$946	$(354)
Income tax expense	304	1,226
Pre-tax income	1,250	872
Provision for (recovery of) loan loss	(9)	149
Pre-tax pre-provision income	$1,241	$1,021

Average assets	$469,480	$406,191
Pre-tax pre-provision return on assets	1.05%	1.00%

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